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                                                               Exhibit 23.01(b)


                    [RICHARDS, LAYTON & FINGER LETTERHEAD]




                             November 29, 1999






Sidley & Austin
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603

      Re: JWH Global Trust
      --------------------


Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 333-33937) (the "Post-Effective Amendment") as filed with the United States Securities and Exchange Commission (the "SEC") on or about November 29, 1999, by you on behalf of JWH Global Trust, and the related Prospectus of JWH Global Trust. In connection with the foregoing, we hereby consent to the use of our name under the heading "Lawyers; Accountants" in the Post-Effective Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                   Very truly yours,


                                   /s/ Richards, Layton & Finger, P.A.

MIL/DWO